Exhibit 10.6

FIRST AMENDMENT OF

MEZZANINE LOAN AGREEMENT

THIS AMENDMENT OF MEZZANINE LOAN AGREEMENT (this “Amendment”) is made as of the 14th day of October, 2005 by and between MIZNER COURT HOLDINGS, L.P., a Delaware limited partnership having its principal place of business c/o Stoltz Companies, 301 Yomato Road, Suite 3101, Boca Rotar, Florida 33431 (“Borrower”) and COLUMN FINANCIAL, INC., having an address at 11 Madison Avenue, New York, New York 10010 (“Lender”).

RECITALS

A. Borrower and Lender have previously executed that certain Mezzanine Loan Agreement dated as of October 14, 2005 (the “Loan Agreement”), pursuant to which Lender advanced Fifteen Million and No/100 Dollars ($15,000,000.00) (the “Loan”) to Borrower for the purposes set forth in the Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

B. Borrower and Lender desire to modify the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are by acknowledged, the parties hereto covenant and agree as follows:

1. Amendment to Loan Agreement. The definition of “Spread” set forth in Section 1.1 of the Loan Agreement shall be deleted in its entirety and replaced with the following definition:

“Spread” shall mean (a) seven percent (7.0%) until the Initial Maturity Date; and (b) seven and one-half percent (7.5%) from and including the Initial Maturity Date until the repayment in full of the Debt; provided, however, that if on any Payment Date the Outstanding Principal Balance has not been reduced to an amount equal to or less than the amount set forth on Schedule III attached hereto that corresponds to the month in which such Payment Date occurs, then the applicable Spread set forth in clauses (a) and (b) of this definition with respect to the applicable Principal Reduction Deficiency only (i.e. the Applicable Interest Rate with respect to the balance of the Outstanding Principal Balance of the Loan other than the Principal Reduction Deficiency shall remain unaffected by this proviso) shall be increased by one-half of one percent (0.5%).

2. Miscellaneous Provisions.

2.1 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.2 Counterparts; Headings. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute but one instrument. The captions and headings of the various sections of this Amendment are for purposes of reference only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.

2.3 Successors and Assigns. The provisions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

2.4 Unenforceability. In the event any one or more of the provisions contained in this Amendment shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

2.5 Recitals. The Recitals set forth at the beginning of this Amendment are hereby incorporated into and made a part of the substantive provisions of this Amendment.

2.6 Full Force and Effect. Except as and to the extent modified hereby, the Loan Agreement remains unmodified and in full force and effect.

2.7 Conflicts. In the event of any conflict between the terms of this Amendment and the terms of any of the Loan Agreement, the terms of this Amendment shall govern.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment of Mezzanine Loan Agreement as of the date first above written.

BORROWER:

MIZNER COURT HOLDINGS, L.P., a Delaware limited partnership

By:	MIZNER COURT HOLDINGS, INC., a Delaware corporation, its general partner

By:	/s/ Morris L. Stoltz
	Name:	Morris L. Stoltz
	Title:	President

First Amendment of Mezzanine Loan Agreement

LENDER:

COLUMN FINANCIAL, INC., a Delaware corporation

By:	/s/ Roman Marin
	Name:	Roman Marin,
	Title:	Vice President

First Amendment of Mezzanine Loan Agreement